UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report - March 4, 2008 (Date of earliest event reported)
INGERSOLL-RAND COMPANY LIMITED (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices, including zip code)

(441) 295-2838 (Registrant's phone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

On March 4, 2008, Herbert L. Henkel, Chairman, President and Chief Executive Officer of Ingersoll-Rand Company Limited (“Ingersoll Rand”), and James V. Gelly, Senior Vice President and Chief Financial Officer of Ingersoll Rand, attended the Citi 21st Annual Industrial Manufacturing Conference. During their presentation at the conference, they reiterated Ingersoll Rand’s 2008 guidance, including forecasted 2008 revenues of $9.4 billion on a standalone basis for Ingersoll Rand and forecasted 2008 revenues of $14.2 billion on a pro forma basis for Ingersoll Rand and Trane Inc. (“Trane”) combined. They also reiterated that full year 2008 earnings per share from continuing operations, before one time inventory step up and restructuring costs, are forecasted to be in the range of $3.80 to $3.90 for Ingersoll Rand and Trane on a combined pro forma basis; and that acquisition cost synergies are expected to reach a $300 million pre-tax run rate by 2010. In response to a question regarding Ingersoll Rand’s ability to exceed the targeted synergies, Ingersoll Rand’s CEO referenced a long-term aspirational goal for integration synergies ($800 million); however, at present, there are no specific or concrete plans to achieve more than the previously-communicated $300 million in acquisition synergies by 2010.

This filing contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies' plans, objectives, expectations and intentions and other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions.  Such statements are based upon the current beliefs and expectations of the management of Ingersoll Rand and Trane and involve a number of significant risks and uncertainties.  Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: failure to satisfy any of the conditions of closing, including the failure to obtain Trane stockholder approval; the risks that IR's and Trane's businesses will not be integrated successfully; the risk that Ingersoll Rand and Trane will not realize estimated cost savings and synergies; costs relating to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees, distributors or suppliers; the level of end market activity in IR's and Trane's commercial and residential market; weather conditions that could negatively or positively affect business and results of operations; additional developments which may occur that could affect the IR's or Trane's estimate of asbestos liabilities and recoveries; unpredictable difficulties or delays in the development of new product technology; fluctuations in pricing of our products, the competitive environment and related market conditions; changes in law or different interpretations of laws that may affect Trane's or IR's expected effective tax rate; increased regulation and related litigation; access to capital; and actions of domestic and foreign governments.  Additional factors that could cause IR's and Trane's results to differ materially from those described in the forward-looking statements can be found in the 2007 Annual Report on Form 10-K of Ingersoll Rand and the 2007 Annual Report on Form 10-K of Trane filed with the Securities and Exchange Commission (the "SEC") and other documents filed by Ingersoll Rand and Trane, and available at the SEC's Internet site (http://www.sec.gov).  NeitherIngersoll Randnor Trane undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made.

This communication is being made in respect of the proposed merger transaction involving IR, Trane and Indian Merger Sub, Inc.  In connection with the proposed transaction, Ingersoll Rand filed a registration statement on Form S-4  containing a preliminary proxy statement/prospectus for the stockholders of Trane, with the SEC, and Ingersoll Rand and Trane will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The final proxy statement/prospectus will be mailed to Trane's stockholders.  Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Ingersoll Rand and Trane, without charge, at the SEC's Internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Ingersoll-Rand Company Limited, P.O. Box 0445, 155 Chestnut Ridge Road, Montvale, NJ 07645 Attention: Investor Relations,  (201) 573-0123, or to Trane Inc., One Centennial Avenue, Piscataway, NJ  08855 Attention:  Investor Relations,  (732) 980-6125.

IR, Trane and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding IR's directors and executive officers is available in IR's proxy statement for its 2007 annual meeting of stockholders and IR's 2006 Annual Report on Form 10-K, which were filed with the SEC on April 23, 2007 and March 1, 2007, respectively, and information regarding Trane's directors and executive officers is available in Trane's proxy statement for its 2007 annual meeting of stockholders and Trane's 2007 Annual Report on Form 10-K, which were filed with the SEC on March 23, 2007 and February 20, 2008, respectively.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED
(Registrant)

Date: March 5, 2008	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President - Corporate Governance and Secretary